Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 2, 1998 on Industrial Computer Corporation's financial statements as of December 31, 1997 and for the year then ended, which is included in GenRad, Inc.'s Form 8-K/A dated July 10, 1998.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 16, 1998